Exhibit 99.2

Celera Corporation

1401 Harbor Bay Parkway

Alameda, CA 94502

April 18, 2011

[address]

Ladies and Gentlemen:

Reference is made to that certain confidentiality letter agreement dated as of [date] entered into between [party] and Celera Corporation (the “Confidentiality Agreement”). This letter is to notify you that, as of the date hereof, Celera Corporation hereby waives your compliance with the standstill provisions set forth in the ninth paragraph of the Confidentiality Agreement. In addition, please take note that a tender offer initiated by Quest Diagnostics Incorporated to acquire all outstanding shares of Celera Corporation common stock for $8.00 per share has been extended, and will not close until at least May 2, 2011.

Other than as set forth above, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

Very truly yours,

By:

Name: Scott Milsten
Title: Senior Vice President, General Counsel & Secretary